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                                                                 Exhibit 10.29.1

                         ADDENDUM APPLICABLE TO FRANCE:

   ADDITIONAL TERMS AND CONDITIONS FOR EMPLOYEES OF THE FRENCH SUBSIDIARY(IES)

                    SANMINA CORPORATION, INC. ("THE COMPANY")

             SANMINA CORPORATION 1999 STOCK PLAN, ("THE U.S. PLAN")

The additional terms and conditions detailed below are to be read in conjunction with the rules of the U.S. Plan. Defined terms have the same meaning as that stated in the rules of the U.S. Plan except as provided hereafter. The current additional terms and conditions are specific to employees of THE SUBSIDIARIES OF SANMINA IN FRANCE only and do not affect the rights afforded to employees of other Group companies who are granted Options under the U.S. Plan.

1. Notwithstanding any other provision of the U.S. Plan, options granted to any Participant who do not have an employment contract with the Company except the non-employed directors having a management function such as the "president-directeur general", the "directeur-general", the "members of the "directoire" and the "gerant" of a "societe en commandite par actions" as specified under the French Companies Act dated July 24, 1966, will not be deemed to have been granted pursuant to the present addendum.

2. Options granted to any participants holding shares representing 10% or more of share capital of the Company upon grant date will not be deemed to have been granted pursuant to this Addendum.

3. Notwithstanding any other provision of the U.S. Plan, the company being publicly-listed, the option price of the newly issued shares cannot be lower than 80% of the average stock exchange price during the 20 days preceding the grant.

4. Notwithstanding(1) any other provision of the U.S. Plan, the option price cannot be lower than 80% of the average re-purchase price of its own shares held by the Company in order to be allocated to options beneficiaries. Options granted in connection with shares held by the Company for more than one year prior to the date of grant of the said options, shall not be deemed to have been granted under this French Addendum.

5. Notwithstanding any other provision of the U.S. Plan, the option price shall remain unchanged from the date of grant.


(1)  in case of options to acquire treasury shares

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6.    The option price shall only be adjusted upon the occurrence of the events specified under the French Companies Act dated July 24, 1966 (Article 208-5) in accordance with French law as follows:-

(i) an increase, by cash contribution, of the Company's share capital, reserved to its existing shareholders;

(ii) an issuance of convertible or exchangeable bonds reserved to the Company's existing shareholders;

(iii) a capitalization of retained earnings, profits, or issuance premiums;

(iv)  a distribution of retained earnings by payment in cash or shares; and

(v) a reduction of corporate capital by set off against losses completed by the reduction of the number of shares.

7. Notwithstanding any other provision of the U.S. Plan, options granted within a twenty day period following a distribution of dividends or a capital increase shall not be deemed to have been granted under this Addendum.

8. Notwithstanding any other provision of the U.S. Plan, the maximum delay to grant options in case of options relating to the non-repurchased shares is five years after the Company's shareholders meeting for issuance.

9. The Company can grant options to employees on the basis of either Approach A or Approach B as follows:-

      APPROACH A

      Notwithstanding any other provision of the U.S. Plan, options will be exercisable after the expiration of a five year period from the date of grant, except as otherwise decided at the sole discretion of the Remuneration Committee of the Company. The Company is authorized to unilaterally accelerate, reduce, lift or cancel the present five year vesting period, as may be necessary or desirable to comply with the French applicable social or tax laws. Notwithstanding the present provision, the five year vesting period will be automatically lifted upon the death of the optionee as provided by section 10 hereafter or, upon the disability of the employee defined as Second or Third category by Articles L 341-4 of the French Social Security.

      APPROACH B

      Notwithstanding any other provision of the U.S. Plan, no option can be exercised before a two year period further to the date of grant. The shares acquired upon exercise may not be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, before the expiration of a three


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      year period further to the first date on which the options are exercisable. Notwithstanding the present provision, the two year vesting period will be automatically lifted upon the death of the optionee as provided by section 10 hereafter or, upon the disability of the employee defined as Second or Third category by Article L. 341-4 of the French Social Security Code. The Company is authorized to unilaterally accelerate, reduce, lift or cancel the vesting and holding period, as may be necessary or desirable to comply with the French applicable social or tax laws.

10. Notwithstanding any other provision of the U.S. Plan, the shares issued upon exercise of an Option shall be issued exclusively in the name of the Optionee.

11. Notwithstanding any other provision of the U.S. Plan, no option will be transferable except in case of death of the optionee. In the event of the optionee's death, the period during which the legal heirs are entitled to exercise the options is six months following the optionee's death.

12. The total number of options granted and remaining unexercised (outstanding options) shall never cover a number of shares exceeding one-third of the share capital of the Company.

13. Notwithstanding any other provision of the U.S. Plan, options may only be granted to individuals who are employed by the issuing company at the date of grant or by a company who has, at the date of grant, the following capital links with the issuing company:

      - At least 10% of the employer's company capital is held, directly or indirectly, by the issuing company, or

      - the employer's company directly or indirectly holds at least 10% of the issuing company's capital, or

      - at least 50% of the employer's company capital is held, directly or indirectly by a company which holds, directly or indirectly, at least 50% of the issuing company's capital.

The Letter of Invitation, the Application Form, the Letter of Grant, the Option Certificate and the Notice of Exercise of Option constitute part of this French Addendum.

THE FRENCH ADDENDUM TO THE U.S. PLAN HAS BEEN ADOPTED BY ACTION BY WRITTEN CONSENT OF THE DIRECTORS OF THE COMPANY. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THE CURRENT FRENCH ADDENDUM AND THE U.S. PLAN OR ANY OTHER CONTRACTUAL DOCUMENT IN RELATION WITH THE U.S. PLAN AND/OR THE FRENCH ADDENDUM ENTERED INTO WITH AN EMPLOYEE, THE PROVISIONS OF THE FRENCH ADDENDUM SHALL PREVAIL.


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